Exhibit 99

Acadia Healthcare Reports Third Quarter 2021 Results

Same Facility Revenue Grows 7.9%

FRANKLIN, Tenn.--(BUSINESS WIRE)--October 28, 2021--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Results

The Company reported revenue of $587.6 million for the third quarter of 2021, compared with $548.0 million for the third quarter of 2020. Adjusted EBITDA was $141.9 million for the third quarter of 2021, compared with $116.0 million for the same period last year. Results for the third quarter of 2020 included a reversal of the $18.1 million in other income that had been recorded in the second quarter of 2020 related to the Provider Relief Fund established by the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. Net income attributable to Acadia stockholders for the third quarter of 2021 was $66.1 million, or $0.73 per diluted share, compared to net income of $37.0 million, or $0.42 per diluted share, for the third quarter of 2020. Adjusted income from continuing operations attributable to Acadia stockholders was $0.72 per diluted share for the third quarter of 2021. Adjustments to income include transaction-related expenses, debt extinguishment costs, loss on impairment and the income tax effect of adjustments to income. A reconciliation of all non-GAAP financial results in this press release begins on page 9.

For the third quarter of 2021, Acadia’s same facility revenue increased 7.9% compared with the third quarter of 2020, including an increase in revenue per patient day of 5.6% and an increase in patient days of 2.2%. Same facility adjusted EBITDA margin was 29.0%.

Debbie Osteen, Chief Executive Officer of Acadia Healthcare Company, remarked, “We continue to see favorable momentum in our business as demand for our behavioral health services remains strong, especially within our acute and specialty service lines. Our teams faced some challenges during the third quarter related to Hurricane Ida and the surge of the Delta variant of COVID-19. We are extremely proud of them and applaud their dedication and caring for our patients under extraordinary conditions. Above all, the safety of our patients is our top priority, and we remain focused on providing consistent care for those seeking treatment for mental health and substance use issues.

“Our financial results for the third quarter were adversely affected by disruptions from Hurricane Ida in Louisiana, including temporary evacuation of one facility. The hurricane had a negative 0.3% impact on our revenue growth rate and a $0.01 impact on Adjusted EPS. In addition, our facilities in certain markets managed through an elevated level of COVID-19 cases during the third quarter. Despite these challenges, we continued to manage our operations safely and efficiently while maintaining our same high standards of patient care.”

Strategic Investments for Long-Term Growth

“We have made significant progress this year in executing on key strategic initiatives across our service lines as we have continued to make the right investments to support sustained, long-term growth. During the third quarter, we added 104 beds to our operations, bringing our total to 282 bed additions to existing facilities this year. We believe facility expansions offer the highest return on investment for Acadia, and we expect to meet our goal of adding approximately 300 beds to existing facilities by the end of the year.

“We also opened two new comprehensive treatment centers (CTCs) in the third quarter, located in Tennessee and Florida. CTCs are designed to address the growing and critical need for addiction treatment, especially for patients dealing with opioid use disorder. Through the end of the third quarter, we have opened five CTCs and expect to open six additional CTCs in underserved markets by the end of 2021.

“Forming strategic partnerships with leading healthcare systems across the country has been another important pathway for growth for Acadia. With the growing recognition and acceptance of behavioral health services driving demand, established providers are looking for ways to leverage their market presence and provide more treatment options in the communities they serve. We are proud of our 13 partnerships across the country, and we are excited about the opportunities to expand our reach into more communities. During the third quarter, we broke ground on new facilities with two of our JV partners – Geisinger and Lutheran Health Network of Indiana.

“Our success to date in 2021 confirms the strength of our operating model and our ability to execute our strategy. Looking ahead, we will continue to expand our network and serve more patients through our four distinct pathways for growth – bed expansions, wholly owned de novo facilities, strategic joint ventures and acquisitions,” added Osteen.

Cash and Liquidity

Acadia’s balance sheet remains strong with ample liquidity and capital to support its growth strategy. As of September 30, 2021, the Company had $196.3 million in cash and cash equivalents. During the third quarter, the Company repaid $25 million on its senior secured revolving credit facility, reducing the outstanding balance to $100 million as of September 30, 2021. The Company had $500 million available under its $600 million revolving credit facility as of September 30, 2021, and its net leverage ratio was approximately 2.2x.

During the third quarter, the Company continued its repayment of amounts received pursuant to the Medicare Accelerated and Advanced Payment Program under the CARES Act. In the third quarter of 2021, the Company repaid $10 million of the $45 million of advance payments received in 2020 under the Medicare Accelerated and Advanced Payment Program and will continue to repay the remaining balance on a monthly basis through September 2022. Also in the third quarter of 2021, the Company repaid half of the approximately $39 million of 2020 payroll tax deferrals with the remaining portion to be paid in 2022.

Financial Guidance

Acadia today narrowed its financial guidance for 2021, within previously announced ranges, as follows:

  Revenue in a range of $2.295 billion to $2.315 billion;
  Adjusted EBITDA in a range of $537 million to $547 million;
  Adjusted earnings per diluted share in a range of $2.51 to $2.59, which reflects a revised estimate of stock compensation expense for the fourth quarter of 2021 in a range of $11 million to $13 million;
  Operating cash flows in a range of $290 million to $325 million; and
  Total capital expenditures in a range of $210 million to $230 million, which includes approximately $45 million for maintenance capital expenditures.

The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

Looking Ahead

“We are excited about the opportunities ahead for Acadia, as we focus on our primary objective to expand our market reach and support more patients with safe and quality care. We are especially pleased to see the growing acceptance and additional funding support for mental health and substance abuse issues. We have a unique opportunity to capitalize on these promising trends and meet the critical and growing demand for behavioral health services. Importantly, we have the capital structure to support our strategic growth initiatives and further enhance our position as the leading pure-play behavioral healthcare provider,” concluded Osteen.

Acadia will hold a conference call to discuss its third quarter financial results at 9:00 a.m. Eastern Time on Friday, October 29, 2021. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available for 30 days.

About Acadia

Acadia is a leading provider of behavioral healthcare services across the United States. As of September 30, 2021, Acadia operated a network of 230 behavioral healthcare facilities with approximately 10,200 beds in 40 states and Puerto Rico. With more than 20,000 employees serving approximately 70,000 patients daily, Acadia is the largest stand-alone behavioral health company in the U.S. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Forward-Looking Information

This press release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) the impact of the COVID-19 pandemic, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes; increased costs relating to labor, supply chain and other expenditures; and difficulty in collecting patient accounts receivable due to increases in the unemployment rate and the number of underinsured and uninsured patients; (ii) the impact of vaccine and other pandemic-related mandates imposed by local, state and federal authorities; (iii) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our acquisitions, joint ventures and de novo transactions; (iv) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (v) potential reductions in payments received by Acadia from government and third-party payors; (vi) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (vii) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (viii) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands, except per share amounts)

Revenue	$587,559	$547,961	$1,720,914	$1,548,653

Salaries, wages and benefits (including equity-based compensation expense of $8,923, $5,471, $24,988 and $16,258, respectively)	309,118	290,619	922,684	852,864
Professional fees	35,602	29,372	101,915	91,009
Supplies	23,743	21,773	67,698	65,028
Rents and leases	9,658	9,365	28,690	27,975
Other operating expenses	76,502	68,213	222,263	202,540
Other income	-	18,070	-	-
Depreciation and amortization	27,805	24,132	78,349	70,298
Interest expense, net	15,706	37,315	61,420	118,398
Debt extinguishment costs	-	-	24,650	3,271
Loss on impairment	1,079	-	24,293	-
Transaction-related expenses	3,035	3,024	9,320	9,558
Total expenses	502,248	501,883	1,541,282	1,440,941
Income from continuing operations before income taxes	85,311	46,078	179,632	107,712
Provision for income taxes	17,411	9,191	42,948	24,174
Income from continuing operations	67,900	36,887	136,684	83,538
Income (loss) from discontinued operations, net of taxes	-	674	(12,641)	29,804
Net income	67,900	37,561	124,043	113,342
Net income attributable to noncontrolling interests	(1,774)	(563)	(3,686)	(1,802)
Net income attributable to Acadia Healthcare Company, Inc.	$66,126	$36,998	$120,357	$111,540

Basic earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations attributable to Acadia Healthcare Company, Inc.	$0.74	$0.41	$1.50	$0.93
Income (loss) from discontinued operations	$-	$0.01	$(0.14)	$0.34
Net income attributable to Acadia Healthcare Company, Inc.	$0.74	$0.42	$1.36	$1.27

Diluted earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations attributable to Acadia Healthcare Company, Inc.	$0.73	$0.41	$1.47	$0.92
Income (loss) from discontinued operations	$-	$0.01	$(0.14)	$0.34
Net income attributable to Acadia Healthcare Company, Inc.	$0.73	$0.42	$1.33	$1.26

Weighted-average shares outstanding:
Basic	88,962	87,911	88,684	87,849
Diluted	90,889	88,856	90,604	88,449

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2021	2020
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$196,313	$378,697
Accounts receivable, net	282,161	273,551
Other current assets	88,685	61,332
Current assets held for sale	-	1,809,815
Total current assets	567,159	2,523,395
Property and equipment, net	1,665,025	1,622,896
Goodwill	2,103,503	2,105,264
Intangible assets, net	69,366	68,535
Deferred tax assets	3,112	3,209
Operating lease right-of-use assets	103,162	96,937
Other assets	83,400	79,126
Total assets	$4,594,727	$6,499,362

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$15,938	$153,478
Accounts payable	85,924	87,815
Accrued salaries and benefits	124,164	124,912
Current portion of operating lease liabilities	20,062	18,916
Other accrued liabilities	157,204	178,453
Derivative instrument liabilities	-	84,584
Current liabilities held for sale	-	660,027
Total current liabilities	403,292	1,308,185
Long-term debt	1,413,407	2,968,948
Deferred tax liabilities	73,673	50,017
Operating lease liabilities	89,952	84,029
Other liabilities	117,883	133,412
Total liabilities	2,098,207	4,544,591
Redeemable noncontrolling interests	62,074	55,315
Equity:
Common stock	890	880
Additional paid-in capital	2,623,585	2,580,327
Accumulated other comprehensive loss	-	(371,365)
Accumulated deficit	(190,029)	(310,386)
Total equity	2,434,446	1,899,456
Total liabilities and equity	$4,594,727	$6,499,362

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
	(In thousands)
Operating activities:
Net income	$124,043	$113,342
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	78,349	70,298
Amortization of debt issuance costs	3,265	9,696
Equity-based compensation expense	24,988	16,258
Deferred income taxes	8,995	45,105
Loss (income) from discontinued operations, net of taxes	12,641	(29,804)
Debt extinguishment costs	24,650	3,271
Loss on impairment	24,293	-
Other	881	1,024
Change in operating assets and liabilities:
Accounts receivable, net	(8,610)	7,364
Other current assets	(2,758)	(4,942)
Other assets	(15,846)	(880)
Accounts payable and other accrued liabilities	6,358	19,854
Accrued salaries and benefits	18,820	14,150
Other liabilities	(11,633)	(2,256)
Government relief funds	(12,058)	103,908
Net cash provided by continuing operating activities	276,378	366,388
Net cash provided by discontinued operating activities	253	105,852
Net cash provided by operating activities	276,631	472,240

Investing activities:
Cash paid for capital expenditures	(156,624)	(168,804)
Proceeds from U.K. Sale	1,511,020	-
Settlement of foreign currency derivatives	(84,795)	-
Proceeds from sale of property and equipment	1,792	72
Cash paid for purchase of finance lease	(31,401)	-
Other	4,906	(10,734)
Net cash provided by (used in) continuing investing activities	1,244,898	(179,466)
Net cash used in discontinued investing activities	-	(30,188)
Net cash provided by (used in) investing activities	1,244,898	(209,654)

Financing activities:
Borrowings on long-term debt	425,000	450,000
Borrowings on revolving credit facility	430,000	100,000
Principal payments on revolving credit facility	(330,000)	(100,000)
Principal payments on long-term debt	(5,313)	(31,863)
Repayment of long-term debt	(2,227,935)	(450,000)
Payment of debt issuance costs	(7,964)	(11,220)
Common stock withheld for minimum statutory taxes, net	16,072	(1,311)
Distributions to noncontrolling interests	(926)	(653)
Other	(6,914)	(1,291)
Net cash used in continuing financing activities	(1,707,980)	(46,338)
Net cash used in discontinued financing activities	-	(2,226)
Net cash used in financing activities	(1,707,980)	(48,564)

Effect of exchange rate changes on cash	4,067	488

Net (decrease) increase in cash and cash equivalents, including cash classified within current assets held for sale	(182,384)	214,510
Less: cash classified within current assets held for sale	-	(50,568)
Net (decrease) increase in cash and cash equivalents	(182,384)	163,942
Cash and cash equivalents at beginning of the period	378,697	124,192
Cash and cash equivalents at end of the period	$196,313	$288,134

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
U.S. Same Facility Results (1)
Revenue	$586,420	$543,402	7.9%	$1,708,389	$1,539,923	10.9%
Patient Days	699,344	684,326	2.2%	2,075,197	1,979,267	4.8%
Admissions	45,070	44,781	0.6%	135,377	129,234	4.8%
Average Length of Stay (2)	15.5	15.3	1.5%	15.3	15.3	0.1%
Revenue per Patient Day	$839	$794	5.6%	$823	$778	5.8%
Adjusted EBITDA margin	29.0%	25.4%	360 bps	28.3%	25.5%	280 bps

U.S. Facility Results
Revenue	$587,559	$547,961	7.2%	$1,720,914	$1,548,653	11.1%
Patient Days	701,352	689,402	1.7%	2,088,477	1,995,922	4.6%
Admissions	45,246	44,877	0.8%	136,384	129,638	5.2%
Average Length of Stay (2)	15.5	15.4	0.9%	15.3	15.4	-0.5%
Revenue per Patient Day	$838	$795	5.4%	$824	$776	6.2%
Adjusted EBITDA margin	28.3%	25.3%	300 bps	27.7%	25.4%	230 bps
(1) Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.
(2) Average length of stay is defined as patient days divided by admissions.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$66,126	$36,998	$120,357	$111,540
Net income attributable to noncontrolling interests	1,774	563	3,686	1,802
(Income) loss from discontinued operations, net of taxes	-	(674)	12,641	(29,804)
Provision for income taxes	17,411	9,191	42,948	24,174
Interest expense, net	15,706	37,315	61,420	118,398
Depreciation and amortization	27,805	24,132	78,349	70,298
EBITDA	128,822	107,525	319,401	296,408

Adjustments:
Equity-based compensation expense (a)	8,923	5,471	24,988	16,258
Transaction-related expenses (b)	3,035	3,024	9,320	9,558
Debt extinguishment costs (c)	-	-	24,650	3,271
Loss on impairment (d)	1,079	-	24,293	-
Adjusted EBITDA	$141,859	$116,020	$402,652	$325,495

Adjusted EBITDA margin	24.1%	21.2%	23.4%	21.0%

See footnotes on page 12.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to
Adjusted Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$66,126	$120,357
Loss from discontinued operations, net of taxes	-	12,641

Adjustments to income:
Transaction-related expenses (b)	3,035	9,320
Debt extinguishment costs (c)	-	24,650
Loss on impairment (d)	1,079	24,293
Provision for income taxes	17,411	42,948
Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc.	87,651	234,209
Income tax effect of adjustments to income (e)	22,508	62,709
Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc.	$65,143	$171,500

Weighted-average shares outstanding - diluted	90,889	90,604

Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share	$0.72	$1.89

	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
	(in thousands, except per share amounts)
Net income attributable to Acadia Healthcare Company, Inc.	$36,998	$111,540
Income from discontinued operations, net of taxes	(674)	(29,804)

Adjustments to income:
Transaction-related expenses (b)	3,024	9,558
Debt extinguishment costs (c)	-	3,271
Provision for income taxes	9,191	24,174
Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc.	48,539	118,739
Adjusted income from discontinued operations before income taxes	24,367	54,775
Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	72,906	173,514
Income tax effect of adjustments to income (e)	12,562	28,372
Adjusted income attributable to Acadia Healthcare Company, Inc.	$60,344	$145,142

Weighted-average shares outstanding - diluted	88,856	88,449

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share (3)	$0.68	$1.64

(3) For the three and nine months ended September 30, 2020, Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share includes Adjusted income from discontinued operations before income taxes and is not directly comparable to Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share for the three and nine months ended September 30, 2021. Interest expense, which has been significantly reduced following debt repayments in the first quarter of 2021, is recorded in income from continuing operations and not allocated to discontinued operations because such allocation would not be meaningful. Therefore, 2020 reflects consolidated results inclusive of discontinued operations, and 2021 reflects only continuing operations.

See footnotes on page 12.

Acadia Healthcare Company, Inc.
Discontinued Operations Supplemental Financial Information
(Unaudited)

Statements of Discontinued Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)

Revenue	$-	$285,343	$62,520	$817,772

Salaries, wages and benefits	-	159,840	35,937	465,514
Professional fees	-	31,987	6,815	92,264
Supplies	-	9,434	2,217	28,274
Rents and leases	-	11,817	2,509	34,858
Other operating expenses	-	28,880	6,682	85,682
Depreciation and amortization	-	18,780	-	55,739
Interest expense, net	-	238	10	666
Loss on sale	-	-	14,254	-
Loss on impairment	-	20,239	-	20,239
Transaction-related expenses	-	5,479	6,265	7,735
Total expenses	-	286,694	74,689	790,971
(Loss) income from discontinued operations before income taxes	-	(1,351)	(12,169)	26,801
(Benefit from) provision for income taxes	-	(2,025)	472	(3,003)
Income (loss) from discontinued operations, net of taxes	-	674	(12,641)	29,804

Reconciliation of Income (Loss) from Discontinued Operations to Adjusted Income from Discontinued Operations before Income Taxes

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)

Income (loss) from discontinued operations, net of taxes	$-	$674	$(12,641)	$29,804

Adjustments to income:
Transaction-related expenses (b)	-	5,479	6,265	7,735
Loss on sale (f)	-	-	14,254	-
Loss on impairment (g)	-	20,239	-	20,239
Provision for (benefit from) income taxes	-	(2,025)	472	(3,003)
Adjusted income from discontinued operations before income taxes	$-	$24,367	$8,350	$54,775

See footnotes on page 12.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc., Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc., Adjusted income from discontinued operations before income taxes and Adjusted income attributable to Acadia Healthcare Company, Inc., which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC.

We define EBITDA as net income adjusted for net income attributable to noncontrolling interests, loss (income) from discontinued operations, net of taxes, provision for income taxes, net interest expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses, debt extinguishment costs and loss on impairment. We define Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We define Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc. as net income adjusted for loss from discontinued operations, net of taxes, transaction-related expenses, debt extinguishment costs, loss on impairment and provision for income taxes. We define Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. as net income attributable to Acadia Healthcare Company, Inc. adjusted for loss from discontinued operations, net of taxes, transaction-related expenses, debt extinguishment costs, loss on impairment, provision for income taxes and income tax effect of adjustments to income. We define Adjusted income from discontinued operations before income taxes as (loss) income from discontinued operations, net of taxes, adjusted for transaction-related expenses, loss on sale, loss on impairment and provision for (benefit from) income taxes.

We define Adjusted income attributable to Acadia Healthcare Company, Inc. as the sum of Adjusted income from continuing operations before income taxes attributable to Acadia Healthcare Company, Inc., Adjusted income from discontinued operations before income taxes and income tax effect of adjustments to income.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia primarily related to termination, restructuring, strategic review, acquisition and other similar costs.

(c) Represents debt extinguishment costs recorded during the first quarter of 2021 in connection with the redemption of the 5.625% Senior Notes and 6.500% Senior Notes and the termination of the Prior Credit Facility and during the second quarter of 2020 in connection with the redemption of the 6.125% Senior Notes and 5.125% Senior Notes.

(d) The Company opened a 260-bed replacement hospital in Pennsylvania and recorded a non-cash property impairment charge of $23.2 million for the existing facility during the second quarter of 2021. Additionally, during the third quarter of 2021, the Company recorded a $1.1 million non-cash property impairment charge for one facility in Louisiana resulting from hurricane damage.

(e) Represents the income tax effect of adjustments to income based on tax rates of 25.7% and 17.2% for the three months ended September 30, 2021 and 2020, respectively, and 26.8% and 16.4% for the nine months ended September 30, 2021 and 2020, respectively. During the three and nine months ended September 30, 2021, the Company recorded a tax benefit of $0.2 million and $1.9 million, respectively, from ASU 2016-09 “Improvements to Employee Share-Based Payment Accounting”. During the three and nine months ended September 30, 2021, the Company recorded a tax benefit of $3.1 million related to the release of a valuation allowance placed on capital gains for certain facilities disposed of in prior periods. Both tax benefits were excluded from the adjusted tax provision for the three and nine months ended September 30, 2021.

(f) Represents the adjustments to the loss on sale recorded in connection with the sale of our U.K. operations in January 2021 to reflect an increase in the U.K. carrying value.

(g) For the three and nine months ended September 30, 2020, represents a non-cash lease impairment charge of $16.4 million and a non-cash long-lived asset impairment charge of $3.8 million related to the decision to close certain U.K. elderly care facilities.

Contacts

Gretchen Hommrich
Director, Investor Relations
(615) 861-6000